Exhibit 99.1

New Residential Investment Corp. to Acquire Caliber Home Loans, Inc.

New Residential to combine NewRez and Caliber platforms into premier financial services company

•	Purchase Price to Book Multiple of 1.0x1
•	Adds $141 Billion UPB of MSRs
•	Combination of Complementary and Leading Mortgage Platforms
•	Broadens Customer Retention Efforts with Strong Recapture Platform
•	Enhances Purchase Origination Capabilities with Extensive Retail Footprint
•	Increases Asset Generation Capabilities and Opportunities
•	Accretive to 2022 Return on Equity[2]

NEW YORK—(BUSINESS WIRE)—New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) announced today that it has entered into a definitive agreement with an affiliate of Lone Star Funds (“Lone Star”) to acquire Caliber Home Loans, Inc. (“Caliber”). With this acquisition, New Residential intends to bring together the platforms of Caliber and NewRez LLC (“NewRez”), New Residential’s wholly owned mortgage originator and servicer. The transaction is intended to close as quickly as possible, subject to various approvals and customary closing conditions, and is targeted for the third quarter of 2021.

 “We believe this is a terrific acquisition for our Company,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “Over the years, Caliber’s experienced team has built a differentiated purchase-focused originator with an impressive retail franchise and solid track record in customer retention. The combination of NewRez and Caliber’s platforms will create a premier financial services company with scale, talent, technologies and products to accelerate our mortgage company objectives and generate strong earnings for our shareholders. With this acquisition, we have significantly strengthened our capabilities to perform across interest rate environments.”

“We are excited to be joining the New Residential family,” said Sanjiv Das, Chief Executive Officer of Caliber. “By combining platforms with NewRez, we will join another industry pioneer that has complementary strengths and is committed to delivering the dream of home ownership. Our combination of strategies will allow us to accelerate our leading position in purchase lending, grow our digital direct to consumer and broker initiatives, and further propel our retail franchise. As we leverage our digitization investments, we will make the entire mortgage process faster, easier and more efficient. We are thrilled to have the opportunity to deepen our customer relationships, expand our customer reach and provide more industry-leading products and options to our customers.”

“This transaction is yet another important milestone for NewRez as we continue to expand our business, grow our customer reach and provide more options to support our homeowners and clients,” said Baron Silverstein, Chief Executive Officer of NewRez. “Combining with Caliber’s platform emphasizes our commitment to positioning our business for long-term success while continuing to deliver significant value for our customers, our partners and our employees.”

1 Based on estimated closing book value at September 30, 2021, subject to certain downward adjustments.
2 Refers to projected 2022 Return on Equity.

Transaction Highlights
The combination of platforms is intended to bring together two complementary leading mortgage strategies with deep commitments to the borrowers they serve.

•	The acquisition is expected to:
•	Grow and strengthen earnings profile across rate environments
•	Broaden customer retention efforts with industry leading recapture platform
•	Enhance purchase origination capabilities with extensive distributed retail platform
•	Add to New Residential’s asset base with attractive portfolio of MSRs
•	Increase New Residential asset generation capabilities and opportunities
•	Provide talent, scale and capacity to support growth
•	Improve technologies to support customer experience and employee efficiency
•	Accelerate New Residential’s mortgage platform objectives
•	Be accretive in the first full calendar year following the close of the acquisition[2]

Caliber Highlights
•	Leader in the large and growing United States mortgage market
•	$80 billion UPB of funded origination volume in 2020
•	$153 billion UPB servicing portfolio with approximately 630,000 customers as of December 31, 2020
•	Recapture rate of 54% demonstrates strength of Caliber’s integrated mortgage platform
•	Broad distributed retail platform with extensive local footprint across the United States
•	Proven track record of purchase origination volume and profitability across rate environments
•	2020 Pre-Tax Income of $891 million and return on equity of 53%
•	Attractive earnings performance and financial profile

Transaction Details
Under the terms of the agreement, which were unanimously approved by New Residential’s board of directors, New Residential will pay a cash consideration of $1.675 billion, or approximately 1.0x expected tangible book value at closing1, to acquire Caliber.

Financing
New Residential intends to finance the acquisition through a mix of existing cash on the New Residential and Caliber combined balance sheet as well as a mix of equity and the sale of certain investment securities.

Advisors
Citigroup Global Markets Inc. and Goldman Sachs & Co. acted as financial advisors to New Residential and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to New Residential. Credit Suisse Securities (USA) LLC and Barclays acted as financial advisors to Lone Star and Caliber and Mayer Brown LLP acted as legal advisor to Lone Star and Caliber.

Investor Call Details
New Residential will host a conference call at 8:00 A.M. Eastern Time on Wednesday, April 14, 2021 to discuss the acquisition. A supplemental presentation discussing the acquisition is available at newresi.com/investors. The conference call may be accessed by dialing 1-866-777-2509 (from within the U.S.) or 1-412-317-5413 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Acquisition Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10154271/e6332ce6a8. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT NEW RESIDENTIAL
New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a portfolio of investments and operating businesses. New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments over time. New Residential’s portfolio is composed of mortgage servicing related assets (including investments in operating entities consisting of servicing, origination, and affiliated businesses), residential securities (and associated called rights) and loans, and consumer loans. New Residential’s investments in operating entities include its mortgage origination and servicing subsidiary, NewRez, and its special servicing division, Shellpoint Mortgage Servicing, as well as investments in affiliated businesses that provide services that are complementary to the origination and servicing businesses and other portfolios of mortgage related assets. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering over $3.6 billion in dividends to shareholders. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

ABOUT NEWREZ
NewRez is a leading nationwide mortgage lender and servicer. As a lender, NewRez focuses on offering a breadth of industry-leading products, supported by a loan process that blends both human interaction and the benefits of technology into an unparalleled customer experience. Founded in 2008 and licensed to lend in 50 states, NewRez is headquartered in Fort Washington, Pennsylvania and operates multiple lending channels, including Direct to Consumer, Joint Venture, Wholesale and Correspondent. The servicing business operates through NewRez Servicing, the performing loan servicing division, Shellpoint Mortgage Servicing, the special servicing division. NewRez also has several affiliates that perform various services in the mortgage and real estate industries. These include Avenue 365 Lender Services, LLC, a title agency, and eStreet Appraisal Management LLC, an appraisal management company. NewRez is member of the New Residential family.

ABOUT CALIBER
Caliber is a proven leader in the U.S. mortgage market with a diversified, customer-centric, purchase-focused platform with headquarters in Coppell, Texas. Caliber is an approved Seller/Servicer for both Fannie Mae and Freddie Mac, an approved issuer for Ginnie Mae and is an approved servicer for FHA, VA and the USDA. Caliber carries multiple servicer ratings from Standard & Poor’s, Moody’s, Fitch and DBRS.

FORWARD-LOOKING STATEMENTS
Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, (i) statements regarding the Transaction, including the ability to obtain all required approvals and consummate the Transaction on a timely basis or at all, (ii) Caliber’s future performance, including its ability to grow, and (iii) statements regarding Caliber’s impact on the Company’s business and future performance. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts:

New Residential Investor Relations
Kaitlyn Mauritz
Head of Investor Relations
IR@NewResi.com

NewRez Public Relations
Madelyne Moloney
PublicRelations@NewRez.com

Caliber Investor Relations
Jordan Licht
IR@CaliberHomeLoans.com

Caliber Public Relations
Rob Cushman
PR@CaliberHomeLoans.com